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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-9107) and related Prospectus of ZOLL Medical Corporation of our report dated November 12, 1999 with respect to the supplemental combined financial statements and schedule of ZOLL Medical Corporation for the year ended October 2, 1999, included in this Current Report of ZOLL Medical Corporation on Form 8-K/A No. 2 dated January 18, 2000, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-68403, Form S-8 No. 33-90764, Form S-8 No. 33-56244)
pertaining to the ZOLL Medical Corporation 1992 Stock Option Plan and the Registration Statement (Form S-8 No. 333-68401) pertaining to the Non-Employee Directors' Stock Option Plan of ZOLL Medical Corporation of our reports dated November 12, 1999 with respect to the supplemental combined financial statements and schedule of ZOLL Medical Corporation for the year ended October 2, 1999, included in the Current Report of ZOLL Medical Corporation on Form 8-K/A No. 2 dated January 18, 2000, filed with the Securities and Exchange Commission.



                                     Ernst & Young LLP




Boston, Massachusetts
January 12, 2000